SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                -------------------------------------------------
                                October 25, 2001



                             PATAPSCO BANCORP, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Maryland                        0-28032                  52-1951797
-------------------------------       -------------          -------------------
(State or Other Jurisdiction of        (Commission             (I.R.S. Employer
Incorporation or Organization          File Number)          Identification No.)



                 1301 Merritt Boulevard, Dundalk, MD 21222-2194
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               (Address of Principal Executive Offices) (Zip Code)



               Registrant's telephone number, including area code:
               ---------------------------------------------------
                                 (410) 285-1010



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On October 25, 2001, the registrant announced that its Board of Directors approved a 10% stock dividend on the registrant's common stock, par value $.01 per share (the "Common Stock"). The Common Stock dividend will be distributed on December 7, 2001 to stockholders of record as of November 16, 2001. The common stock dividend will increase the outstanding common stock of the registrant by 10% percent to approximately 366,612 shares. No fractional shares shall be issued and no cash payment will be made in lieu of the fractional share. For information regarding the 10% stock dividend, reference is made to the registrant's press release dated October 25, 2001, which is attached hereto as
Exhibit 99.1 and incorporated herein by reference.



Item 7.  Financial Statements and Exhibits
------------------------------------------


Exhibit 99.1               Press Release dated October 25, 2001.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Patapsco Bancorp, Inc.
                                              (Registrant)


Date:  October 29, 2001                       By: /s/ Joseph J. Bouffard
                                                  ------------------------------
                                                  Joseph J. Bouffard
                                                  President